UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2015

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31553	76-0307819
(Commission File Number)	(IRS Employer Identification No.)

475 10th Avenue, 4th Floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2015 (the “Signing Date”), Xcel Brands, Inc. (“Xcel” or the “Company”) and C Wonder Licensing, LLC, a wholly-owned subsidiary of Xcel (“C Wonder Licensing” and, together with Xcel, the “Buyers”), entered into an asset purchase agreement (the “Purchase Agreement”) with Burch Acquisition, LLC (the “Seller”) and, solely with respect to certain non-compete and confidentiality provisions of the Purchase Agreement, J. Christopher Burch, pursuant to which the Buyers agreed to acquire, and the Seller agreed to sell, certain assets of the Seller, including the “C Wonder” trademark and other intellectual property rights relating thereto.

Pursuant to the Purchase Agreement, on the second business day after all conditions to the obligations of the Seller and the Buyers to consummate the transactions contemplated by the Purchase Agreement are met (the “Closing Date”), the Buyers will deliver (i) $2,500,000 in cash (the “Cash Consideration”) and 500,000 shares of common stock of the Company (the “Seller’s Stock Consideration” and, together with the Cash Consideration, the “Closing Consideration”) to the Seller and (ii) $500,000 in cash (the “Escrow Cash”) and 500,000 shares of common stock of the Company (the “Escrow Shares” and, together with the Escrow Cash, the “Escrowed Consideration”) into escrow in order to secure the indemnification obligations of the Seller.  On each of (x) the twelve (12) month anniversary of the Closing Date, and (y) the twenty-four (24) month anniversary of the Closing Date, the Buyers will cause the escrow agent to release from escrow to the Seller 111,111 Escrow Shares (minus any contested amounts). On the earlier of (A) the five (5) year anniversary of the Closing Date and (B) the expiration or earlier termination of the initial term of the QVC License Agreement (as defined below), the Buyers will cause the escrow agent to release from escrow to the Seller the remaining balance of the Escrow Cash and the Escrow Shares (minus any contested amounts).

In addition to the Closing Consideration and the Escrowed Consideration, the Seller will be eligible to earn additional consideration (the “Earn-Out”), which would be payable, if at all, in cash or shares of common stock of the Company, at the Company’s sole discretion, after June 30, 2019, with a value based on the royalties related directly to the assets the Company acquires pursuant to the Purchase Agreement. The value of the Earn-Out shall be calculated as the positive amount, if any, of (i) two (2) times (A) the maximum net royalties as calculated for any single twelve (12) month period commencing on July 1 and ending on June 30 between the Closing Date and June 30, 2019 (each, a “Royalty Target Year”) less (B) Four Million Dollars ($4,000,000), plus (ii) two (2) times the maximum royalty determined based on a percentage of retail and wholesale sales of C Wonder branded products by the Company as calculated for any single Royalty Target Year. The foregoing description is qualified by reference to the Purchase Agreement attached as Exhibit 10.1.

Pursuant to a voting agreement contemplated by the Purchase Agreement and to be entered into on the Closing Date (the “Voting Agreement”), the Seller will appoint Robert J. D’Loren, Chief Executive Officer, President and Chairman of the Board of Xcel, as its irrevocable proxy and attorney-in-fact with respect to the shares of the common stock of Xcel received by it in connection with the transaction, including any shares issued pursuant to the Earn-Out. As proxy holder, Mr. D’Loren, shall vote in favor of matters recommended or approved by the board of directors.

Pursuant to a lock-up agreement contemplated by the Purchase Agreement and to be entered into on the Closing Date, the Seller will agree, in the case of the Seller’s Stock Consideration, the Escrow Shares and any shares of the Company’s common stock issued in the form of the Earn-Out (the “Earn-Out Shares” and, together with the Seller’s Stock Consideration and the Escrow Shares, the “Lock-up Shares”), that during the twelve (12) months from the Closing Date or the issuance of the Earn-Out Shares, as applicable (the “Lock-up Period”), the Seller may not, subject to certain exceptions, offer, sell, pledge, hypothecate, grant an option for sale or otherwise dispose of, or transfer or grant (collectively, “Transfer”) any rights with respect to, any of the Lock-up Shares. Upon the expiration of the Lock-Up Period, the foregoing restrictions on Transfer shall lapse with respect to 25% of the applicable Lock-up Shares. Additionally, on the first day of each of the first three consecutive three (3) month periods following the end of the Lock-up Period, the restrictions on Transfer shall lapse with respect to an additional 25% of the applicable Lock-up Shares. The Company has agreed to file a registration statement covering the applicable Lock-up Shares and use commercially reasonable efforts to cause the registration statement to become effective within sixty (60) days after the expiration of the Lock-up Period and remain effective for specified time periods.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, the Company agreed to issue 500,000 shares of its common stock and to place in escrow an additional 500,000 shares of its common stock on the Closing Date. Additionally, pursuant to the Purchase Agreement, the Company may be required to issue additional Earn-Out Shares as described in item 1.01 above.

None of the issuances referenced above will be registered under the Securities Act. Neither the offerings nor the grants of stock shall be considered a “public offering” as defined in Section 4(a)(2) of the Securities Act due to the insubstantial number of persons involved, size of the offerings, manner of the offerings and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Seller had the necessary investment intent as required by Section 4(a)(2) because it agreed to receive share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act for this transaction.

Item 8.01	Other Events.

On July 15, 2015, the Company and C Wonder Licensing entered into a license agreement with QVC, Inc. dated July 31, 2015, which will become effective only upon the closing of the C Wonder acquisition (the “QVC License Agreement”), in order to market, promote, distribute and sell consumer products under the C Wonder trademark and brand name. Pursuant to the QVC License Agreement, C Wonder Licensing will design and QVC will market, promote, distribute and sell various products under the C Wonder brand name in exchange for a royalty based on net retail sales of the products. The initial license period will expire on December 31, 2020. After the initial term, the QVC License Agreement will automatically renew for additional three-year terms in perpetuity unless either party notifies the other of its intention not to renew at least sixty (60) days prior to the end of the then-current term.

On July 13, 2015, the Company entered into an employment agreement with Brad Goreski to employ Mr. Goreski as the Creative Director of the C Wonder brand beginning on the earlier of (i) January 1, 2016 and (ii) the date on which the Company launches programming on QVC pursuant to a the QVC License Agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Asset Purchase Agreement by and among Xcel Brands, Inc., C Wonder Licensing, LLC, Burch Acquisition, LLC and J. Christopher Burch, entered into on July 16, 2015.

10.2	Form of Voting Agreement by and between Xcel Brands, Inc. and Burch Acquisition, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

	By:	/s/ James F. Haran
		Name:	James F. Haran
		Title:	Chief Financial Officer

Date: July 17, 2015